Exhibit 10.8
SWAP TRANSACTION CONFIRMATION

Date:	December 29, 2008

To:	Volkswagen Auto Loan Enhanced Trust 2008-2 (“Party B”)
c/o Deutsche Bank Trust Company Delaware, as Owner Trustee
1011 Centre Road, 2nd Floor
Wilmington, Delaware 19805
Attention: Elizabeth Ferry
Facsimile: (302) 636-3399

From:	HSBC Bank USA, N.A.
452 5th Avenue
New York, New York 10018
Attention: Christian McGreevy
Telephone: (212) 525-8710
Facsimile: (212) 525-5512

Ref. No.	514236HN
Dear Sir or Madam:
The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
1. The definitions and provisions contained in (i) the 2006 ISDA Definitions (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc., and (ii) the Sale and Servicing Agreement dated as of December 29, 2008 (the “Sale and Servicing Agreement”) between Party B, as issuer, VW Credit, Inc., as servicer, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, as seller and Citibank, N.A., as indenture trustee, relating to the issuance by Party B of certain debt obligations, are incorporated into this Confirmation. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the ISDA Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Sale and Servicing Agreement.
This Confirmation supplements, forms a part of, and is subject to, the 1992 ISDA Master Agreement dated as of December 29, 2008 as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified herein.
2. The terms of the particular Transaction to which the Confirmation relates are as follows:
VALET 2008-2 Confirmation
(Front Swap: A-3-B)

Transaction Type:	Interest Rate Swap

Notional Amount:	For the Initial Calculation Period, the Notional Amount shall be equal to USD $130,000,000. For each subsequent Calculation Period, the Notional Amount shall be equal to the aggregate outstanding principal amount of the Class A-3-B Notes on the first day of such Calculation Period. With respect to any Payment Date, the aggregate outstanding principal amount of the Class A-3-B Notes will be determined using the Servicer Certificate issued on the Determination Date immediately preceding the Payment Date (giving effect to any reductions of the outstanding principal amount of the Class A-3-B Notes reflected in such Servicer Certificate).

Trade Date:	December 19, 2008

Effective Date:	December 29, 2008

Termination Date:	The earlier of (i) March 20, 2013 and (ii) the date on which the outstanding principal amount of the Class A-3-B Notes is reduced to zero, in each case subject to adjustment in accordance with the Business Day Convention.

Initial Calculation Period:	From and including the Effective Date to but excluding January 20, 2009.

Business Day Convention:	Following

Business Day:	New York, Delaware and Virginia

Fixed Amounts:

Fixed Rate Payer:	Party B

Period End Dates:	Monthly on the 20th of each month, commencing January 20, 2009, through and including the Termination Date, in each case with No Adjustment.

Payment Dates:	Monthly on the 20th of each month, commencing January 20, 2009, through and including the Termination Date, in each case subject to adjustment in accordance with the Business Day Convention.

Fixed Rate:	1.635%

Fixed Rate Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Party A

Period End Dates:	Monthly on the 20th of each month, commencing January 20, 2009, through and including the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Payment Dates:	Monthly on the 20th of each month, commencing January 20, 2009, through and including the Termination Date, in each case subject to adjustment in accordance with the Business Day Convention.

Floating Rate for initial Calculation Period	0.47125%

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

3. The additional provisions of this Confirmation are as follows:

Calculation Agent:	As specified in the Agreement

Payments to Party A:	HSBC Bank USA, N.A. ABA : 021-001-088 Swift: MRMDUS33 Account Number: 000049298

Payments to Party B:	Volkswagen Auto Loan Enhanced Trust 2008-2 Collection Account, AC # 107770

Deposits to the Collection Account shall be made via fed wire in accordance with the instructions below:

Citibank, N.A. ABA: 021-000-089 Account: 3617-2242 Ref: VALET 2008-2 Collection Account

[signature page follows]

Unless otherwise provided in the Agreement, this Confirmation is governed by the laws of the State of New York.
Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.
Very truly yours,
HSBC BANK USA, N.A.

By:	/s/ Charleen Collins, /s/ Dennis J. Nevins
	Name:	Charleen Collins, Dennis J. Nevins
	Title:	Vice President, ID# 15564, Assistant Vice President, ID# 15157

Accepted and confirmed as of the date first above written: VOLKSWAGEN AUTO LOAN ENHANCED TRUST 2008-2
By:	Deutsche Bank Trust Company Delaware, not in its
individual capacity but solely as Owner Trustee

By:	/s/ Michele HY Voon
	Name:	Michele HY Voon
	Title:	Attorney-in-Fact

By:	/s/ Mark DiGiacomo
	Name:	Mark DiGiacomo
	Title:	Attorney-in-Fact